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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 9 to Registration Statement No. 333-65437 of Servus Life Insurance Company Separate Account Two on Form N-6, of our report dated March 26, 2004 relating to the statutory basis financial statements of Servus Life Insurance Company as of and for the period ended December 31, 2003 and 2002, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.


Deloitte & Touche LLP
Hartford, Connecticut
April 26, 2004